Tenable Announces Second Quarter 2021 Financial Results
•Added 399 new enterprise platform customers(1) and 67 net new six-figure customers
•Revenue of $130.3 million, up 22% year-over-year
•GAAP loss from operations of $11.9 million; Non-GAAP income from operations of $11.5 million
•Net cash provided by operating activities of $16.5 million; Free cash flow of $15.0 million
COLUMBIA, Maryland, July 27, 2021 — Tenable (Nasdaq: TENB), the Cyber Exposure company, today announced financial results for the quarter ended June 30, 2021.
“We are pleased with results for the second quarter as calculated current billings and revenue growth accelerated from strong customer adds and large deals,” said Amit Yoran, Chairman and CEO of Tenable. “These results reflect the continued importance and growing demand for a holistic understanding of Cyber Exposure across the entire attack surface. Our recent acquisition of Alsid and the closing of our $425 million credit facility position us well for continued growth and success."
Second Quarter 2021 Financial Highlights
•Revenue was $130.3 million, a 22% increase year-over-year.
•Calculated current billings was $136.8 million, a 23% increase year-over-year.
•GAAP loss from operations was $11.9 million, compared to a loss of $10.6 million in the second quarter of 2020.
•Non-GAAP income from operations was $11.5 million, compared to $5.7 million in the second quarter of 2020.
•GAAP net loss was $11.6 million, compared to a loss of $12.0 million in the second quarter of 2020.
•GAAP net loss per share was $0.11, compared to a loss per share of $0.12 in the second quarter of 2020.
•Non-GAAP net income was $10.2 million, compared to $4.7 million in the second quarter of 2020.
•Non-GAAP diluted earnings per share was $0.09, compared to diluted earnings per share of $0.04 in the second quarter of 2020.
•Cash and cash equivalents and short-term investments were $261.0 million at June 30, 2021, compared to $291.8 million at December 31, 2020.
•Net cash provided by operating activities was $16.5 million, compared to $17.0 million in the second quarter of 2020.
•Free cash flow was $15.0 million, compared to $6.6 million in the second quarter of 2020.
Recent Business Highlights
•Added 399 new enterprise platform customers(1) and 67 net new six-figure customers.
•Closed our new credit facility in July 2021 comprised of a $375 million senior secured term loan and a $50 million senior secured revolving credit facility that replaced our $45 million revolving credit facility.
•Completed the acquisition of Alsid SAS ("Alsid") and launched Tenable.ad — a solution designed to secure Active Directory environments and disrupt one of the most common attack paths in both advanced persistent threats and common hacks.
•Announced a strategic collaboration with Deloitte to accelerate and secure smart manufacturing in Fortune 500 environments with Tenable.ot, which will be showcased in Deloitte’s Smart Factory @ Wichita.
•Celebrated recognition as a Top Workplace by The Washington Post for a third consecutive year based on ratings from Tenable employees.
Financial Outlook
For the third quarter of 2021, we currently expect:
•Revenue in the range of $133.0 million to $135.0 million.
•Non-GAAP income from operations in the range of $7.0 million to $8.0 million.
•Non-GAAP net income in the range of $1.0 million to $3.0 million, assuming a provision for income taxes of $2.3 million.

•Non-GAAP diluted earnings per share in the range of $0.01 to $0.03.
•115.0 million diluted weighted average shares outstanding.
For the year ending December 31, 2021, we currently expect:
•Calculated current billings in the range of $590.0 million to $595.0 million.
•Revenue in the range of $528.0 million to $531.0 million.
•Non-GAAP income from operations in the range of $40.0 million to $44.0 million.
•Non-GAAP net income in the range of $29.0 million to $33.0 million, assuming a provision for income taxes of $3.5 million.
•Non-GAAP diluted earnings per share in the range of $0.25 to $0.29.
•115.0 million diluted weighted average shares outstanding.
(1)    We also added 91 new enterprise customers in connection with completing the acquisition of Alsid.
Conference Call Information
Tenable will host a conference call today, July 27, 2021, at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the Cyber Exposure company. Over 30,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include more than 50 percent of the Fortune 500, more than 30 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com
Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its potential impact on our business and the global economy. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures and Other Key Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We present these non-GAAP financial measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for investment in our business and to make acquisitions. We believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash.
Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets. Acquisition-related expenses include transaction expenses and costs related to the transfer of acquired intellectual property.
Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) Per Share: We define non-GAAP net income (loss) as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets, including the applicable tax impact. In addition, we exclude the tax impact of intra-entity asset transfers resulting from the internal restructuring of legal entities. We use non-GAAP net income (loss) to calculate non-GAAP earnings (loss) per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation and acquisition-related expenses.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue	$130,259	$107,209	$253,448	$209,857
Cost of revenue(1)	26,425	19,142	48,498	37,843
Gross profit	103,834	88,067	204,950	172,014
Operating expenses:
Sales and marketing(1)	65,678	55,443	124,313	115,298
Research and development(1)	28,201	25,310	55,039	52,141
General and administrative(1)	21,836	17,879	43,281	36,812
Total operating expenses	115,715	98,632	222,633	204,251
Loss from operations	(11,881)	(10,565)	(17,683)	(32,237)
Interest (expense) income, net	(42)	455	(70)	1,189
Other expense, net	(471)	(298)	(537)	(1,258)
Loss before income taxes	(12,394)	(10,408)	(18,290)	(32,306)
(Benefit) provision for income taxes	(756)	1,552	1,096	2,631
Net loss	$(11,638)	$(11,960)	$(19,386)	$(34,937)

Net loss per share, basic and diluted	$(0.11)	$(0.12)	$(0.18)	$(0.35)
Weighted-average shares used to compute net loss per share, basic and diluted	105,869	100,209	105,203	99,532
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenue	$1,202	$830	$2,139	$1,577
Sales and marketing	7,577	5,375	13,873	9,871
Research and development	5,176	3,893	9,332	6,841
General and administrative	6,514	5,568	12,077	10,412
Total stock-based compensation	$20,469	$15,666	$37,421	$28,701

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$135,927	$178,223
Short-term investments	125,111	113,623
Accounts receivable (net of allowance for doubtful accounts of $240 and $261 at June 30, 2021 and December 31, 2020, respectively)	100,483	115,342
Deferred commissions	32,686	32,143
Prepaid expenses and other current assets	42,255	44,462
Total current assets	436,462	483,793
Property and equipment, net	37,407	38,920
Deferred commissions (net of current portion)	45,811	46,733
Operating lease right-of-use assets	37,299	39,426
Acquired intangible assets, net	42,610	13,193
Goodwill	126,705	54,414
Other assets	18,473	14,110
Total assets	$744,767	$690,589

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$11,992	$5,731
Accrued compensation	35,901	35,509
Deferred revenue	334,106	328,819
Operating lease liabilities	5,355	3,815
Other current liabilities	274	1,028
Total current liabilities	387,628	374,902
Deferred revenue (net of current portion)	110,768	105,691
Operating lease liabilities (net of current portion)	52,028	54,529
Other liabilities	8,888	4,802
Total liabilities	559,312	539,924

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 106,510 and 103,715 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively)	1,065	1,037
Additional paid-in capital	811,644	757,470
Accumulated other comprehensive (loss) income	(16)	10
Accumulated deficit	(627,238)	(607,852)
Total stockholders’ equity	185,455	150,665
Total liabilities and stockholders’ equity	$744,767	$690,589

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
(in thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(19,386)	$(34,937)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,807	5,268
Stock-based compensation	37,421	28,701
Other	(268)	606
Changes in operating assets and liabilities:
Accounts receivable	18,985	13,512
Prepaid expenses and other assets	5,077	7,173
Accounts payable, accrued expenses and accrued compensation	985	(8,297)
Deferred revenue	6,665	2,182
Other current and noncurrent liabilities	(1,126)	7,283
Net cash provided by operating activities	55,160	21,491

Cash flows from investing activities:
Purchases of property and equipment	(2,595)	(11,004)
Purchases of short-term investments	(87,624)	(91,908)
Sales and maturities of short-term investments	76,000	124,675
Business combination, net of cash acquired	(98,489)	—
Net cash (used in) provided by investing activities	(112,708)	21,763

Cash flows from financing activities:
Proceeds from loan agreement	—	2,000
Proceeds from stock issued in connection with the employee stock purchase plan	8,046	7,307
Proceeds from the exercise of stock options	8,704	10,974
Other financing activities	(5)	(8)
Net cash provided by financing activities	16,745	20,273
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,463)	(1,463)
Net (decrease) increase in cash and cash equivalents and restricted cash	(42,266)	62,064
Cash and cash equivalents and restricted cash at beginning of period	178,463	74,665
Cash and cash equivalents and restricted cash at end of period	$136,197	$136,729

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Subscription revenue	$114,167	$92,010	$221,569	$178,400
Perpetual license and maintenance revenue	12,567	12,179	24,972	25,598
Professional services and other revenue	3,525	3,020	6,907	5,859
Revenue(1)	$130,259	$107,209	$253,448	$209,857
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software and cloud-based solutions and maintenance associated with perpetual licenses, represented 94% of revenue in the three and six months ended June 30, 2021 and 93% of revenue in the three and six months ended June 30, 2020.

Calculated Current Billings	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Revenue	$130,259	$107,209	$253,448	$209,857
Add: Deferred revenue (current), end of period	334,106	274,953	334,106	274,953
Less: Deferred revenue (current), beginning of period(1)	(327,569)	(270,916)	(331,275)	(274,348)
Calculated current billings	$136,796	$111,246	$256,279	$210,462
_______________
(1)    Deferred revenue (current), beginning of period for the three and six months ended June 30, 2021 includes $2.5 million related to Alsid's deferred revenue at the acquisition date, which is not included in the deferred revenue, current balance at March 31, 2021 or December 31, 2020.

Free Cash Flow	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$16,535	$16,999	$55,160	$21,491
Purchases of property and equipment	(1,534)	(10,390)	(2,595)	(11,004)
Free cash flow(1)	$15,001	$6,609	$52,565	$10,487
________________
(1)    Free cash flow for the periods presented was impacted by:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2020	2021	2020
Employee stock purchase plan activity	$3.1	$3.3	$(1.9)	$(0.4)
Acquisition-related expenses	(1.6)	—	(3.3)	(0.7)
Tax payment on intra-entity asset transfer	—	—	2.8	—
Proceeds from lease incentives	—	8.6	—	8.6
Capital expenditures related to new headquarters	(0.6)	(9.7)	(0.8)	(9.8)
Free cash flow for the three and six months ended June 30, 2021 were benefited by approximately $5 million and $10 million, respectively, as a result of the accelerated timing of payments for insurance, professional fees and rent in the three months ended December 31, 2020.

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2021	2020	2021	2020
Loss from operations	$(11,881)	$(10,565)	$(17,683)	$(32,237)
Stock-based compensation	20,469	15,666	37,421	28,701
Acquisition-related expenses	1,542	—	3,700	339
Amortization of acquired intangible assets	1,404	578	1,983	1,157
Non-GAAP income (loss) from operations	$11,534	$5,679	$25,421	$(2,040)
Operating margin	(9)%	(10)%	(7)%	(15)%
Non-GAAP operating margin	9%	5%	10%	(1)%

Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) Per Share	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except for per share amounts)	2021	2020	2021	2020
Net loss	$(11,638)	$(11,960)	$(19,386)	$(34,937)
Stock-based compensation	20,469	15,666	37,421	28,701
Tax impact of stock-based compensation(1)	(480)	437	(484)	635
Acquisition-related expenses(2)	1,542	—	3,700	339
Tax impact of acquisition(3)	(1,137)	—	(1,137)	—
Amortization of acquired intangible assets(2)	1,404	578	1,983	1,157
Tax impact of intra-entity asset transfer(4)	—	—	2,808	—
Non-GAAP net income (loss)	$10,160	$4,721	$24,905	$(4,105)

Net loss per share, diluted	$(0.11)	$(0.12)	$(0.18)	$(0.35)
Stock-based compensation	0.19	0.16	0.36	0.29
Tax impact of stock-based compensation(1)	—	—	—	0.01
Acquisition-related expenses(2)	0.02	—	0.03	—
Tax impact of acquisition(3)	(0.01)	—	(0.01)	—
Amortization of acquired intangible assets(2)	0.01	0.01	0.02	0.01
Tax impact of intra-entity asset transfer(4)	—	—	0.02	—
Adjustment to diluted earnings per share(5)	(0.01)	(0.01)	(0.02)	—
Non-GAAP earnings (loss) per share, diluted	$0.09	$0.04	$0.22	$(0.04)

Weighted-average shares used to compute GAAP net loss per share, diluted	105,869	100,209	105,203	99,532

Weighted-average shares used to compute non-GAAP earnings (loss) per share, diluted(6)	113,869	108,587	113,905	99,532
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses and the amortization of acquired intangible assets is not material.
(3)    The tax impact of the Alsid acquisition includes a $1.1 million deferred tax benefit.
(4)    The tax impact of the intra-entity asset transfer is related to the internal restructuring of Indegy, resulting in a current tax payment based on the applicable Israeli tax rate.
(5)    An adjustment may be necessary to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.
(6)    In periods in which there is a non-GAAP net loss, basic and diluted weighted average shares outstanding are the same, as potentially dilutive shares would be antidilutive.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2021	2020	2021	2020
Gross profit	$103,834	$88,067	$204,950	$172,014
Stock-based compensation	1,202	830	2,139	1,577
Amortization of acquired intangible assets	1,404	578	1,983	1,157
Non-GAAP gross profit	$106,440	$89,475	$209,072	$174,748
Gross margin	80%	82%	81%	82%
Non-GAAP gross margin	82%	83%	82%	83%

Non-GAAP Sales and Marketing Expense	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2021	2020	2021	2020
Sales and marketing expense	$65,678	$55,443	$124,313	$115,298
Less: Stock-based compensation	7,577	5,375	13,873	9,871
Non-GAAP sales and marketing expense	$58,101	$50,068	$110,440	$105,427
Non-GAAP sales and marketing expense as % of revenue	45%	47%	44%	50%

Non-GAAP Research and Development Expense	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2021	2020	2021	2020
Research and development expense	$28,201	$25,310	$55,039	$52,141
Less: Stock-based compensation	5,176	3,893	9,332	6,841
Non-GAAP research and development expense	$23,025	$21,417	$45,707	$45,300
Non-GAAP research and development expense as % of revenue	18%	20%	18%	22%

Non-GAAP General and Administrative Expense	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2021	2020	2021	2020
General and administrative expense	$21,836	$17,879	$43,281	$36,812
Less: Stock-based compensation	6,514	5,568	12,077	10,412
Less: Acquisition-related expenses	1,542	—	3,700	339
Non-GAAP general and administrative expense	$13,780	$12,311	$27,504	$26,061
Non-GAAP general and administrative expense as % of revenue	11%	11%	11%	12%
The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income and non-GAAP earnings per share are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ending September 30, 2021		Year Ending December 31, 2021
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(17.2)	$(16.2)	$(52.1)	$(48.1)
Forecasted stock-based compensation	22.0	22.0	82.5	82.5
Forecasted acquisition-related expenses	0.5	0.5	4.2	4.2
Forecasted amortization of acquired intangible assets(1)	1.7	1.7	5.4	5.4
Forecasted non-GAAP income from operations	$7.0	$8.0	$40.0	$44.0

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ending September 30, 2021		Year Ending December 31, 2021
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss(1)	$(21.8)	$(19.8)	$(62.4)	$(58.4)
Forecasted stock-based compensation	22.0	22.0	82.5	82.5
Forecasted tax impact of stock-based compensation	0.4	0.4	0.6	0.6
Forecasted acquisition-related expenses	0.5	0.5	4.2	4.2
Forecasted tax impact of acquisition	(1.8)	(1.8)	(4.1)	(4.1)
Forecasted amortization of acquired intangible assets	1.7	1.7	5.4	5.4
Forecasted tax impact of intra-entity asset transfer	—	—	2.8	2.8
Forecasted non-GAAP net income	$1.0	$3.0	$29.0	$33.0

Forecasted net loss per share, diluted(1)	$(0.20)	$(0.19)	$(0.59)	$(0.55)
Forecasted stock-based compensation	0.22	0.22	0.77	0.77
Forecasted tax impact of stock-based compensation	—	—	0.01	0.01
Forecasted acquisition-related expenses	—	—	0.04	0.04
Forecasted tax impact of acquisition	(0.02)	(0.02)	(0.04)	(0.04)
Forecasted amortization of acquired intangible assets	0.02	0.02	0.05	0.05
Forecasted tax impact of intra-entity asset transfer	—	—	0.03	0.03
Adjustment to diluted earnings per share(2)	(0.01)	—	(0.02)	(0.02)
Forecasted non-GAAP earnings per share, diluted	$0.01	$0.03	$0.25	$0.29

Forecasted weighted-average shares used to compute net loss per share, diluted	107.0	107.0	106.5	106.5
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	115.0	115.0	115.0	115.0
________________
(1)    The forecasted GAAP net loss assumes a provision for income taxes of $0.8 million and $2.8 million in the three months ended September 30, 2021 and year ending December 31, 2021, respectively.
(2)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.